Exhibit 99.1

STOCK ORDER FORM	For Internal Use Only
Stock Information Center C/O Stifel Nicolaus 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free at 1-(877) ___-_____	BATCH #__________ ORDER #__________ CATEGORY _______

REC’D ____________________________ O________ C_______

ORDER DEADLINE AND DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 PM., Eastern Time, on ___________ __, 2012. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to Malvern Federal Savings Bank’s headquarters, located at 42 East Lancaster Avenue, Paoli, Pennsylvania. Hand delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to other Malvern Federal Savings Bank offices. Do not mail Stock Order Forms to Malvern Federal Savings Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS - READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL AMOUNT DUE
(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL
The undersigned authorizes withdrawal from the Malvern Federal Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at Malvern Federal Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 50,000 ($500,000).			For Internal Use Only	Malvern Federal Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)
See Stock Order Form Instructions for more information regarding maximum number of shares.					$ .00

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER					$ .00
Enclosed is a personal check, bank check or money order made payable to: Malvern Bancorp, Inc. in the amount of:		$ .00			$ .00
			Total Withdrawal Amount		$ .00

Checks and money orders will be cashed upon receipt. Cash will be accepted only if delivered in person to Malvern Federal Savings Bank’s headquarters, located at 42 East Lancaster Avenue, Paoli, PA. Wire transfers and third party checks will not be accepted for this purchase. Malvern Federal Savings Bank line of credit checks may not be remitted as payment.
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
(5) PURCHASER INFORMATION			ACCOUNT INFORMATION – SUBSCRIPTION OFFERING
Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:
If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

a.	☐	Depositors with accounts at Malvern Federal Savings Bank with aggregate balances of
		at least $50 at the close of business on December 31, 2010.	Deposit or Loan Account Title (Name(s) on Account)	Malvern Federal Savings Bank Account Number
b.	☐	Depositors with accounts at Malvern Federal Savings Bank with aggregate balances of at least $50 at the close of business on ______________ __, 2012.
c.	☐
Depositors of Malvern Federal Savings Bank at the close of business on ______________ __, 2012 and borrowers of Malvern Federal Savings Bank as of December 31, 1990 whose loan(s) continued to be outstanding as of ______________ __, 2012.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:
d.	☐	You are a resident of Chester County or Delaware County, Pennsylvania.
e.	☐	You were a Malvern Federal Bancorp public shareholder as of ______________ __, 2012.	NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
f.	☐	You are placing an order in the Community Offering, but (d) and (e) above do not apply.

(6)MANAGEMENT AND EMPLOYEES Check if you are a Malvern Federal Mutual Holding Company, Malvern Federal Bancorp, Inc. or Malvern Federal Savings Bank:
☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined on the Stock Order Form Instructions.
(7) MAXIMUM PURCHASER IDENTIFICATION
☐
Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT
☐
Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (Important)
City (Important)	State	Zip	County (Important)	Evening Phone Number (Important)

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.				FOR BROKER USE ONLY
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Uniform Transfer to Minors Act	☐	IRA
☐ Corporation/Partnership		☐ Other _____________	(for reporting SSN, use minor’s)		SSN of Beneficial Owner: _____-_____-_____

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) no later than 2:00 P.M., Eastern Time, on _________ __, 2012, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date
(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate - The term “associate” of a person means:
(1)
any corporation or other organization, other than Malvern Federal Mutual Holding Company, Malvern Federal Savings Bank or Malvern Federal Bancorp, Inc. of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

(2)
any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any of our tax-qualified employee stock benefit plans in which such person has a substantial benefical interest or serves as a trustee or in a similar fiduciary capacity; and

(3)
any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Malvern Bancorp, Inc. or Malvern Federal Savings Bank or any of their subsidiaries.

Acting in concert - The term “acting in concert” means:
(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In gerneral, a person who acts in concert with another party will be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, the fact that persons reside at the same address or that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Comission with respect to other companies. For purposes of the plan of conversion and reorganization, our directors are not deemed to be acting in concert solely by reason of their board membership.

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information on purchase limitations.

(11) ACKNOWLEDGEMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Malvern Bancorp, Inc., this Stock Order Form may not be modified or canceled without Malvern Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $700,000, in all categories of the offering combined, for any person or entity, together with associates of, or persons acting in concert with, such person or entity, as set forth in the Plan of Conversion and Reorganization and the Prospectus.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY MALVERN FEDERAL SAVINGS BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL GOVERNMENT OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency Customer Assistance Group, toll-free, at 1-(800) 613-6743.

I further certify that, before purchasing the common stock of Malvern Bancorp, Inc., I received the Prospectus dated ___________ __, 2012, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Malvern Bancorp, Inc. in the “Risk Factors” section beginning on page __. Risks include, but are not limited to the following:

1.	We have incurred losses in each of our last two fiscal years. There can be no assurance that we will return to profitability on a sustained basis.

2.	Our portfolio of loans continues to include a significant amount of loans with a higher risk of loss.

3.
Our provisions to increase our allowance for loan losses and our net charge-offs to our allowance for loan losses have adversely affected, and may continue to adversely affect, our results of operations.

4.	The supervisory agreements limit our ability to grow and to pay dividends and impose other restrictions which may adversely affect our results of operations and the market value of our common stock.

5.	Higher interest rates would hurt our profitability.

6.	The ability to realize our deferred tax asset may be reduced, which may adversely impact results of operations.

7.	The loss of senior management could hurt our operations.

8.	Strong competition within our market area could hurt our profits and slow growth.

9.	The effects of the current economic conditions have been particularly severe in our primary market areas.

10.	Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.

11.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

12.	Federal Home Loan Bank of Pittsburgh may not pay dividends or repurchase capital stock in the future.

13.	The fair value of our investment securities can fluctuate due to market conditions outside of our control.

14.
We are dependent on our information technology and telecommunications systems and third-party servicers, and systems failures, interruptions or breaches of security could have a material adverse effect on us.

15.	Our stock price may decline when trading commences.

16.	There may be a limited market for our common stock, which may adversely affect our stock price.

17.	Our return on equity may negatively impact our stock price.

18.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

19.	We intend to remain independent which may mean you will not receive a premium for your common stock.

20.	Our stock value may suffer from anti-takeover provisions that may impede potential takeovers that management opposes.

21.	Our stock value may suffer from federal regulations restricting takeovers.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

MALVERN BANCORP, INC.
STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or entity is 50,000 shares ($500,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 70,000 shares ($700,000) of common stock, in all categories of the offering combined. Current shareholders of Malvern Federal Bancorp are subject to these purchase limitations and an ownership limitation. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase and ownership limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Malvern Bancorp, Inc. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at Malvern Federal Savings Bank’s passbook savings rate from the date funds are processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned. Cash will only be accepted if delivered in person to Malvern Federal Savings Bank’s headquarters, located at 42 East Lancaster Avenue, Paoli, Pennsylvania. Please do not remit a Malvern Federal Savings Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Malvern Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Malvern Federal Savings Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Additionally, you may not designate direct withdrawal from a Malvern Federal Savings Bank IRA or other retirement account. For guidance on using retirement funds, whether held at Malvern Federal Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the ____________ __, 2012 offering deadline, and see the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offering – Using Retirement Account Funds to Purchase Shares.” Your ability to use retirement account funds to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b), and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all deposit account numbers at Malvern Federal Savings Bank that the subscriber(s) had ownership in as of December 31, 2010. If you checked box (c), list all Malvern Federal Savings Bank deposit and/or loan account numbers that the subscriber(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See the Prospectus section entitled “The Conversion and Offering—The Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management and Employees. Check the box if you are a Malvern Federal Mutual Holding Company, Malvern Federal Bancorp, Inc. or Malvern Federal Savings Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount in the Subscription Offering and did not complete item 8, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. You may add only those who were eligible to purchase shares of common stock in the Subscription Offering at your date of eligibility. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA (Formerly NASD) MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member within one day of payment thereof.

(over)

MALVERN BANCORP, INC
STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at Malvern Federal Savings Bank on December 31, 2010, ______________ __, 2012, or _____________ __, 2012 or a loan on December 31, 1990 which loan continued to be outstanding as of ___________, 2012.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Malvern Federal Savings Bank on December 31, 2010, ______________ __, 2012, or _____________ __, 2012 or a loan on December 31, 1990 which loan continued to be outstanding as of ___________, 2012.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Malvern Federal Savings Bank on December 31, 2010, ______________ __, 2012, or _____________ __, 2012.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Malvern Federal Savings Bank on December 31, 2010, ______________ __, 2012, or _____________ __, 2012 or a loan on December 31, 1990 which loan continued to be outstanding as of ___________, 2012.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Malvern Federal Savings Bank on December 31, 2010, ______________ __, 2012, or _____________ __, 2012 or a loan on December 31, 1990 which loan continued to be outstanding as of ___________, 2012.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on December 31, 2010, ______________ __, 2012, or _____________ __, 2012 or a loan on December 31, 1990 which loan continued to be outstanding as of ___________, 2012.

Section (11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) by 2:00 P.M., Eastern Time, on _____________ __, 2012. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address indicated on the front of the Stock Order Form, or by hand-delivery to Malvern Federal Savings Bank’s headquarters, which is located at 42 East Lancaster Avenue, Paoli, Pennsylvania. Hand-delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to other Malvern Federal Savings Bank offices. Please do not mail Stock Order Forms to Malvern Federal Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) ___-______, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.